Exhibit 99.1

Schick Technologies, Inc. Third Quarter Earnings Release Scheduled for February 2, 2006

LONG ISLAND CITY, N.Y., January 30, 2006 -- Schick Technologies, Inc. (Nasdaq NM: SCHK), a leader in proprietary digital imaging technologies for the dental market, today announced that it will report its financial results for the third quarter ended December 31, 2005, on Thursday February 2, 2006 at 7:00 a.m. ET, and hold its conference call on Thursday, February 2, 2006, commencing at 9:00 a.m. ET.

What:	Schick Technologies Third Quarter Earnings Conference Call

When:	Thursday, February 2, 2006, 9:00 a.m. ET

Webcast address:	www.fulldisclosure.com, or www.streetevents.com
www.schicktech.com

Dial-in numbers:	866-356-4279 (domestic)

or +1-617-597-5394 (international)

passcode: 69868924

Contact:	Kevin McGrath, Cameron Associates, 212-245-4577

Kevin@cameronassoc.com

An audio digital replay of the call will be available as of two hours after the call on February 2, 2006, at approximately 12:00 p.m. ET until February 9, 2006, by dialing 888-286-8010 (domestic) or +1-617-801-6888 (international) and using confirmation code 15948972. A web archive will be available for 30 days at www.fulldisclosure.com and www.streetevents.com.

The Company's earnings release, which is expected to be issued on February 2, 2006, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the "Investors" section of Registrant's web site at www.schicktech.com.

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.